Exhibit 4.6


__________________________________________
__________________________________________

                     AETNA SERVICES, INC.
          (formerly Aetna Life and Casualty Company)

                            AETNA INC.

                              AND

              STATE STREET BANK AND TRUST COMPANY,
                       AS SUCCESSOR TRUSTEE


                            _______

                 FIRST INDENTURE SUPPLEMENT

                 Dated as of August 1, 1996

                             to

                         INDENTURE

                 Dated as of October 15, 1986

                           Between

                     Aetna Services, Inc.
          (formerly Aetna Life and Casualty Company)


                              and

              State Street Bank and Trust Company,
                        as successor Trustee


_____________________________________
_____________________________________



                        FIRST INDENTURE SUPPLEMENT


FIRST INDENTURE SUPPLEMENT, dated as of August 1, 1996, among AETNA SERVICES, INC. (formerly Aetna Life and Casualty Company), a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Company"), AETNA INC., a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor trustee (the "Trustee").

               RECITALS OF THE COMPANY AND THE GUARANTOR

          The Company and the Trustee have heretofore executed and delivered an Indenture dated as of October 15, 1986 (the "Indenture"), which provides for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness in one or more series ("Securities", as more fully defined in the Indenture).

          Pursuant to an Agreement and Plan of Merger dated as of March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 among the Company, the Guarantor, U.S. Healthcare, Inc., Antelope Sub, Inc., a wholly owned subsidiary of the Guarantor ("Aetna Sub"), and New Merger Corporation, a wholly owned subsidiary of the Guarantor, on July 19, 1996 Aetna Sub was merged with and into the Company with the result that the Company is as of the date of this First Indenture Supplement a direct wholly-owned subsidiary of the Guarantor. In connection with such merger the Company's Certificate of Incorporation was amended to change its name to Aetna Services, Inc.

          As of the date of this First Indenture Supplement, the only Securities of the Company that have been issued and remain outstanding under the Indenture consist of $100 million original principal amount of 8 5/8% Notes due March 1, 1998 (the "8 5/8% Notes") and $200 million original principal amount of 8% Debentures due January 15, 2017 (the "8% Debentures").

         This First Indenture Supplement amends the Indenture, pursuant to Section 11.01 thereof: (i) to provide for the full and unconditional guarantee by the Guarantor of the due and punctual payment of the principal of, premium, if any, and interest on the 8 5/8% Notes and the 8% Debentures previously issued under the Indenture, (ii) to set forth certain provisions that are deemed to have been made part of the Indenture by operation of law pursuant to the Trust Indenture Reform Act of 1990 and (iii) to make certain other changes to the terms of the Indenture.

          All acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Company and the Guarantor necessary to constitute this First Indenture Supplement a valid and binding agreement for the uses and purpose herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this First Indenture
Supplement have in all respects been duly authorized.

          NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities.

                                 ARTICLE 1

                                AMENDMENTS

         SECTION 1.01.  The Guarantor is hereby made a party to
the Indenture.

         SECTION 1.02.  Section 1.01 of the Indenture is hereby
amended to add to the definitions set forth in such Section the following additional definitions in the appropriate alphabetical order:

         First Indenture Supplement:

         The term "First Indenture Supplement" shall mean the First Indenture Supplement dated as of August 1, 1996 to this Indenture.

         Guarantee:

         The term "Guarantee" shall mean the guarantee set forth in Section 15.01 hereof, including any evidence of such guarantee by endorsement on any Guaranteed Security pursuant to Section 15.02 hereof. The Guarantee shall be deemed part of the Guaranteed Securities.

         Guaranteed Securities:

         The term "Guaranteed Securities" shall mean, collectively, the $100 million in original principal amount of 8 5/8% Notes due March 1, 1998 and the $200 million in original principal amount of 8% Debentures due January 15, 2017, issued under the Indenture prior to the date of the First Indenture Supplement and remaining outstanding as of such date and "Guaranteed Security" means any of such Securities.

         Guarantor:

         The term "Guarantor" shall mean AETNA INC., a Connecticut corporation, and, subject to the provisions of Section 15.06, shall also include its successors and assigns.

                                    2


         SECTION 1.03.  (a)  The definition of "Board of
Directors" set forth in Section 1.01 of the Indenture is hereby amended by inserting the words "or of the Guarantor, as the case may be" immediately after the words "the Company" therein.

         (b) The definition of "Corporate Trust Office" set forth in Section 1.01 of the Indenture is hereby amended by replacing the address set forth therein with "750 Main Street, Suite 1114, Hartford, Connecticut 06103."

        (c) The definition of "Officers' Certificate" set forth in Section 1.01 of the Indenture is hereby amended by inserting the words "or of the Guarantor, as the case may be" immediately after the words "the Company" in the first sentence thereof.

         (d)  The definition of "Opinion of Counsel" set forth in
Section 1.01 of the Indenture is hereby amended by inserting the words ", the Guarantor, as the case may be," immediately after the words "the Company" in the first sentence thereof.

         SECTION 1.04.  A new Article Fifteen is added to the
Indenture to read in its entirety as follows:


                             ARTICLE FIFTEEN

                               Guarantee

              SECTION 15.01. Guarantee. The Guarantor hereby unconditionally guarantees to each holder of a Guaranteed Security authenticated and delivered by or on behalf of the Trustee the due and punctual payment of the principal of, premium, if any, and interest on such Guaranteed Security, when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Guaranteed Securities and of the Indenture. In case of default by the Company in the payment of any such principal, premium or interest, the Guarantor hereby agrees duly and punctually to make any such payment when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment was made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of any such Guaranteed Security or the Indenture, the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the holder of any Guaranteed Security of any series or by the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance that

                                    3

         might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Guaranteed Security or the interest rate thereon or increase any premium payable upon redemption thereof.
         The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right of set-off or counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to any Guaranteed Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any Guaranteed Security except by payment in full of the principal of (premium, if any) and interest on such Guaranteed Security.

              The Guarantor shall be subrogated to all rights against the Company of any person in whose name any Guaranteed Security is registered in respect of any amounts paid to such person by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders in whose names all the Guaranteed Securities of such series then outstanding are registered, be entitled to enforce, or to receive, any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest then due and payable on all Guaranteed Securities of the relevant series shall have been irrevocably paid in full in accordance with the terms of such Guaranteed Securities.

              The Guarantee is a guarantee of payment when due and not of collection. The Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of any Guaranteed Securities if at any time payment, or any part thereof, of such Guaranteed Security is rescinded or must otherwise be restored or returned by said holder of said Guaranteed Security or any trustee for such holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

              SECTION 15.02. Execution of Guarantees. At the time that any Guaranteed Security is authenticated and delivered by the Trustee after the date of the First Indenture Supplement in connection with the registration of transfer, exchange or replacement of a Guaranteed Security pursuant to Section 2.06, 2.07 or 2.09 of this Indenture, as evidence of the Guarantee set forth in
         Section 15.01 hereof, the

                                    4


         Guarantor hereby agrees that notation of such Guarantee shall be endorsed on the reverse of such Guaranteed Security in the form set forth in Section 15.03 hereof. The Guarantee shall be executed on behalf of the Guarantor by its chairman, a vice chairman, its president, or any vice president and by any other vice president, its treasurer, any assistant treasurer, its corporate secretary or any assistant corporate secretary under its corporate seal. The signatures of any or all of these officers on the Guarantees may be manual or by facsimile and may be imprinted or otherwise reproduced on the Guaranteed Security. The seal of the Guarantor may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Guaranteed Securities.

              Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Guaranteed Securities on which such Guarantees were endorsed or did not hold such offices at the date of such Guaranteed Securities.

              The Guarantor hereby agrees that the Guarantee set forth in Section 15.01 hereof shall remain in full force and effect and shall apply to each Guaranteed Security executed, authenticated, issued and delivered under this Indenture, whether or not a notation of the Guarantee is endorsed on such Guaranteed Security.

              The execution and delivery by the Company and the Guarantor of the First Indenture Supplement to the Trustee shall constitute due delivery of the Guarantee set forth herein on behalf of the Guarantor with respect to all outstanding Guaranteed Securities. However, the Guarantee shall not be valid or become obligatory for any purpose with respect to any specific Guaranteed Security unless the Certificate of Authentication on such Guaranteed Security provided for in Section 2.05 of this Indenture shall have been signed by the Trustee.

              SECTION 15.03.  Form of Notation of Guarantee.  The
         Guarantee shall be endorsed on the Guaranteed Securities pursuant to Section 15.02 hereof in the following form:

                        [Form of Notation of Guarantee]


                                 GUARANTEE
                                    OF
                                 AETNA INC.

                                    5

              Aetna Inc., a Connecticut corporation (herein called the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the person in whose name is registered the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on said Security, when and as the same shall become due and payable, whether at maturity or upon declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture dated as of October 15, 1986, as amended (herein called the "Indenture"), between Aetna Services, Inc. (herein called the "Company") and State Street Bank and Trust Company, as successor Trustee, and to which the Guarantor became a party pursuant to a First Indenture Supplement dated as of August 1, 1996. In case of the failure of the Company punctually to make any such payment of principal, premium or interest, the Guarantor hereby agrees to pay or to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of said Security or the Indenture, or the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the holder of said Security or by the Trustee, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of said Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, any right of set-off or to counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on said Security.

              The Guarantor shall be subrogated to all rights against the Company of the person in whose name said Security is registered in respect of any amounts paid to such person by the Guarantor pursuant to the provisions of this Guarantee with respect to said Security,

                                    6


         provided, however, that the Guarantor shall not, without the consent of all persons in whose names all outstanding Securities of the same series issued under the Indenture that have been guaranteed by the Guarantor are registered, be entitled to enforce, or to receive, any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest then due and payable on all such Securities of such series issued under the Indenture shall have been irrevocably paid in full in accordance with the terms of such Securities.

              This Guarantee is a guarantee of payment when due and not of collection. This Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of said Security if at any time payment, or any part thereof, of said Security is rescinded or must otherwise be restored or returned by the holder of said Security or any trustee for said holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

              No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, and premium, if any, and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed herein.

              This Guarantee shall be deemed to be a contract made under the laws of the State of New York and shall be construed for all purposes in accordance with the laws of said State, except to the extent, if any, that Connecticut law applies under mandatory provisions of such law.

              This Guarantee shall not be valid or become obligatory for any purpose with respect to any Security unless the certificate of authentication on said Security shall have been manually signed by or on behalf of the Trustee under the Indenture.

                                    7


              IN WITNESS WHEREOF, Aetna Inc. has caused the execution hereof in its corporate name by its duly authorized officers.


                                     Aetna Inc.

                                     By___________________

         [Seal]

         Attest:


         ______________________________________
             [Assistant] Corporate Secretary

              SECTION 15.04.  Reports by the Guarantor.  The
         Guarantor covenants:

              (1) to file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or, if the Guarantor is not required to file information, documents or reports pursuant to either of said sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities and Exchange
         Act of 1934, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

              (2) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

              (3)  to transmit by mail to all holders of
         Guaranteed Securities, as their names and addresses appear on the register for each series of such Guaranteed Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in paragraph (c) of Section 6.04 with

                                    8

         respect to reports pursuant to paragraph (a) of Section 6.04, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to subsections (1) and (2) of this Section 15.04 as may be required by rules and regulations prescribed from time to time by the Commission.

              SECTION 15.05.  Guarantor's Statement as to
         Compliance; Notice of Certain Events of Default. The Guarantor will, on or before May 1 in each year, commencing with the year 1997, file with the Trustee a certificate (which need not comply with Section 14.04) of the principal executive officer, the principal financial officer or the principal accounting officer of the Guarantor as to his or her knowledge of the Guarantor's compliance with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any continuing default by the Guarantor in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this
         Section 15.05, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

              SECTION 15.06. Guarantor May Consolidate, Merge or Sell on Certain Terms. Nothing contained in this Indenture, in the Guaranteed Securities or in the Guarantee shall be deemed to prevent the consolidation or merger of the Guarantor with or into any other corporation organized under the laws of the United States, any State thereof or the District of Columbia (including, without limitation, the Company), or the merger into the Guarantor of any other corporation, (including, without limitation, the Company), or the sale by the Guarantor to any corporation organized under the laws of the United States, any State thereof or the District of Columbia (including, without limitation, the Company), of its property and assets as, or substantially as, an entirety, or otherwise; provided, however, (a) that, in case of any such consolidation or merger, the corporation resulting from such consolidation or any corporation other than the Guarantor into which such merger shall be made shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, the due and punctual performance of the obligations of the Guarantor under the Guarantee of the Guaranteed Securities then outstanding and the performance and observance of each and every covenant and condition of this Indenture on the part of the Guarantor to be performed or observed and (b) that, as a condition of any such sale of the property and assets of the Guarantor as, or substantially as, an entirety, the corporation to which such property and assets shall be sold shall (i) expressly assume, as a

                                    9


         part of the purchase price thereof, the due and punctual performance of the obligations of the Guarantor under the Guarantee of the Guaranteed Securities then outstanding and the performance and observance of all the covenants and conditions of this Indenture on the part of the Guarantor to be performed or observed, and (ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such property and assets, execute and deliver to the Trustee a supplemental indenture hereto, in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual performance of the obligations of the Guarantor under the Guarantee of the Guaranteed Securities then outstanding and of the performance and observance of each and every covenant and condition of this Indenture on the part of the Guarantor to be performed or observed, to the same extent that the Guarantor is bound and liable.

              The Guarantor shall not consolidate with any other corporation or accept a merger of any other corporation into the Guarantor or permit the Guarantor to be merged into any other corporation, or sell its properties and assets as, or substantially as, an entirety, except upon the terms and conditions set forth in this Section. Upon any consolidation or merger, or any sale of the properties and assets of the Guarantor as, or substantially as, an entirety in accordance with the provisions of this Section, the corporation formed by such consolidation or into which the Guarantor shall have been merged or to which such sale shall have been made shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein a party hereto and thereafter from time to time such successor corporation may exercise each and every right and power of the Guarantor under this Indenture, in the name of the Guarantor or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Guarantor may be done with like force and effect by the like board or officer of any corporation that shall at the time be the successor of the Guarantor hereunder. In the event of the sale by the Guarantor of its properties and assets as, or substantially as, an entirety upon the terms and conditions of this Section, the Guarantor shall be released from all its liabilities and obligations hereunder and under the Guarantee of the Guaranteed Securities.

              SECTION 15.07. Officers' Certificate and Opinion of Counsel To Be Given to Trustee. The Trustee, subject to the provisions of Section 8.01, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption, complies with the provisions of this Article Fifteen.

                                    10

              SECTION 15.08. Personal Immunity from Liability of Incorporators, Stockholders, Etc. No recourse shall be had for the payment of any obligations of the Guarantor with respect to the Guaranteed Securities, the Guarantee or this Indenture or any indenture supplemental hereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Guarantor or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of the First Indenture Supplement by the Guarantor and the issue of the Guarantee.

              SECTION 1.05.  Section 5.06 of the Indenture is
hereby deleted and replaced in its entirety by the following:

              "Section 5.06. Statement as to Compliance; Notice of Certain Events of Default. The Company will, on or before May 1 in each year, commencing with the year 1997, file with the Trustee a certificate (which need not comply with Section 14.04) of the principal executive officer, the principal financial officer or the principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any continuing default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 5.06, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture."

              SECTION 1.06.  Paragraph (a) of Section 6.03 of the
Indenture is hereby deleted and replaced in its entirety by the following:

              "(a) to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a guaranteed security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations

                                    11


         (including without limitation Commission Staff Accounting Bulletin No. 53 or any successor thereto);".

              SECTION 1.07. Section 7.05 of the Indenture is hereby amended (i) by inserting the words ", the Guarantor" after the words "the Company" in the fifth line thereof and (ii) by inserting the words "the Guarantor" after the words "the Company," in the seventh line thereof.

              SECTION 1.08.  Section 7.09 of the Indenture is
hereby amended by inserting the words "the Guarantor" after the words "the Company," in the last sentence of such section.

              SECTION 1.09.  Section 8.02 of the Indenture is
hereby amended by inserting the words "or of the Guarantor, as the case may be" after the words "the Company" both times such words appear in paragraph (b) of such section.

              SECTION 1.10.  Section 8.04 of the Indenture is
hereby amended by inserting the words "or the Guarantor" after the

              SECTION 1.11.  Section 8.06 of the Indenture is
hereby amended as follows:

                   (a) The words "Company covenants and agrees" are replaced with the words "Company and the Guarantor, jointly and severally, covenant and agree" both times they appear in the first sentence thereof.

                   (b) The words "Company also covenants" in the second sentence thereof are replaced with the words
         "Company and the Guarantor, jointly and severally, also covenant."

                   (c) The words "and the Guarantor" are inserted after the word "Company" in the third sentence thereof.

              SECTION 1.12. (a) Paragraph (a) of Section 8.10 of the Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in such paragraph.

              (b) Paragraph (b) of Section 8.10 of the Indenture is hereby amended as follows:

                        (i)  The words "or the Guarantor" are
                   inserted after the words "the Company" in subclause (1) and (2) of such paragraph.

                                    12


                        (ii) The words "and the Guarantor" are
                   inserted after the words "the Company" in the first and fifth lines immediately following subclause (3) of such paragraph.

              (c)  Paragraph (c) of Section 8.10 of the
Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" in such section.

                   SECTION 1.13. Section 8.11 of the Indenture is hereby amended (i) by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in the first paragraph of such section, and (ii) by inserting the words "the Guarantor," after the words "the Company," in the third paragraph of such section.

                   SECTION 1.14. Section 9.03 of the Indenture is hereby amended by inserting (i) the words "the Guarantor," after the word "Company" in the third line thereof and (ii) the words "nor the Guarantor" after the words "the Company" in the eleventh line thereof.

                   SECTION 1.15.  Section 10.01 of the Indenture
is hereby amended by inserting the words "or to the Guarantor" after the words "the Company" in paragraph (a) of such section.

                   SECTION 1.16. Section 10.03 of the Indenture is hereby amended (i) by inserting the words "or the Guarantor, pursuant to a resolution of its Board of Directors," after the words "Board of Directors," in the first sentence of such section and (ii) by inserting the words ", the Guarantor" after the words "the Company" in the third sentence of such paragraph.

                   SECTION 1.17.  Section 10.04 of the Indenture
is hereby amended by inserting the words "and any representative of the Guarantor and its counsel" after the words "its counsel" in the last line thereof.

                   SECTION 1.18.  Section 10.05 of the Indenture
is hereby amended by inserting the words ", the Guarantor" after the words "the Company" each time such words appear in the first sentence of the second paragraph of such section.

                   SECTION 1.19.  Section 11.01 of the Indenture
is hereby amended as follows:

                   (a) The words "the Guarantor, when authorized by a resolution of its Board of Directors," are inserted after the words "Board of Directors," in the third line of such section.

                                    13


                   (b) The words "or the Guarantor" are inserted after the words "the Company" each time such words appear in paragraphs (a), (b) and (c) of such section.

                   (c)  The words "and Article Fifteen,
              respectively" are inserted after the words "Article
              Twelve" in paragraph (b) of such section.

                   SECTION 1.20.  Section 11.02 of the Indenture
is hereby amended as follows:

                  (a) The words "the Guarantor, when authorized by a resolution of its Board of Directors," are inserted after the words "Board of Directors," in the sixth line of the first paragraph of such section.

                   (b) The words "and the Guarantor" are inserted after the words "the Company" each time such words appear in the second paragraph of such section.

                   (c) The words ", the Guarantor" are inserted after the words "the Company" in the first line of the last paragraph of such section.

                   SECTION 1.21.  Section 11.03 of the Indenture
is hereby amended by inserting the words ", the Guarantor" after the words "the Company" in the sixth line thereof.

                   SECTION 1.22.  Section 11.06 of the Indenture
is hereby amended by inserting the words "or the Guarantor" after the words "the Company" each time such words appear such section.

                   SECTION 1.23.  Section 13.01 of the Indenture
is hereby amended as follows:

                   (a)  The words "(or, in the case of the
         Guaranteed Securities, the Company or the Guarantor)" are inserted after the words "the Company" in the thirteenth and nineteenth lines of the first sentence thereof.

                   (b) The words ", and any related Guarantee of such Securities" are inserted after the words "Securities of such series" in the 22nd and 34th lines of the first sentence thereof.

                   (c) The words "or the Guarantor" are inserted after the words "the Company" in the 30th line of the first sentence thereof.

                   (d) The words "and the Guarantor" are inserted after the words "the Company" in the 32nd line of the first sentence thereof.

                                    14

                   (e)  The words "The Company agrees" in the
         second sentence of Section 13.01 are deleted and replaced with the words "The Company and the Guarantor jointly and severally agree".

                   SECTION 1.24.  Section 13.02 of the Indenture
is hereby amended by inserting the words "and any related
Guarantee of such Securities" after the words "Securities of a series" in the third line thereof.

                   SECTION 1.25.  (a)  The first nine lines of
Section 13.05 of the Indenture are hereby deleted and replaced by the following:

                   "Defeasance Upon Deposit of Moneys or U.S.
                   Government Obligations. At the Company's option, either (a) the Company and the Guarantor shall be deemed to have been Discharged (as defined below) from their respective obligations with respect to any series of Securities and any related Guarantee of such Securities on the 91st day after the applicable conditions set forth below have been satisfied or (b) the Company and the Guarantor shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 5.05, 12.01, 15.01 and
                   15.06 with respect to any series of Securities at any time after the applicable conditions set forth below have been satisfied:"

                   (b)  The words "(or, in the case of the
Guaranteed Securities, the Company or the Guarantor)" are inserted after the words "the Company" in clause (1) of such Section 13.05.

                   (c)  The definition of "Discharged" in Section
13.05 of the Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" in the first and fifth lines thereof and the words "and any related Guarantee of such Securities" after the words "Securities of such series" in the fourth line thereof.

                   SECTION 1.26.  Section 14.02 of the Indenture
is hereby amended by adding the words "or the Guarantor" after the words "the Company".

                   SECTION 1.27.  Section 14.03 of the Indenture
is hereby amended as follows:

                   (a) The words "or the Guarantor" are inserted after the words "the Company" each time such words appear in the first paragraph thereof.

                   (b)  The words "or to Aetna Inc., 151
              Farmington Avenue, Hartford, Connecticut 06156, and marked for the attention of the Treasurer" are inserted after the word "Treasurer" in the first paragraph thereof.

                                    15

                   (c) The words ", the Guarantor" are inserted after the words "the Company" each time such words appear in the second and third paragraphs of such section.

The Trustee hereby agrees that, substantially simultaneously with its furnishing to the Company any notice or communication under the Indenture, as amended hereby, the Trustee shall furnish a copy thereof to the Guarantor. The Company hereby agrees that, upon receiving or furnishing any notice or communication under the Indenture, as amended hereby, the Company promptly will provide a copy thereof to the Guarantor.

              SECTION 1.28.  The second paragraphs of Sections
5.02 and 14.03 are hereby amended to change the name and address of the Trustee's agency office in New York, New York to "State Street Bank and Trust Company, 61 Broadway, Corporate Trust Window, Concourse Level, New York, New York 10006.

              SECTION 1.29. Section 14.04 of the Indenture is hereby amended by inserting the words "(other than a certificate delivered pursuant to Section 5.06 or 15.05 hereof)" after the words "this Indenture" in the fourth line of such section.


                            ARTICLE 2

                          MISCELLANEOUS

         SECTION 2.01.  Effectiveness.  This First Indenture
Supplement shall take effect as of the date hereof.

         SECTION 2.02. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Company and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

         SECTION 2.03. Execution by the Trustee. The Trustee has executed this First Indenture Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantor, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this First Indenture Supplement or the execution thereof by the Company or the Guarantor.

         SECTION 2.04.  Governing Law.  This First Indenture
Supplement shall be deemed to be a contract made under the laws of the State of New York and shall be construed for all purposes in accordance with the laws of said State, except to

                                    16


the extent, if any, that Connecticut law applies under mandatory provision of such law.

         SECTION 2.05.  Execution in Counterparts.  This First
Indenture Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.


                                    17


         IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.


                                            AETNA SERVICES, INC.

         [Seal]

                                   By /s/ Alfred P. Quirk, Jr.
                                     ____________________________
                                   Alfred P. Quirk, Jr.
                                   Vice President-Corporate Finance


Attest:

/s/ Paige L. Falasco
_______________________


                                            AETNA INC.

         [Seal]

                                   By /s/ Alfred P. Quirk, Jr.
                                     ____________________________
                                   Alfred P. Quirk, Jr.
                                   Vice President-Corporate Finance

Attest:

/s/ Paige L. Falasco
_______________________


                                           STATE STREET BANK AND TRUST
                                           COMPANY, as Trustee

         [Seal]

                                   By /s/ James E. Mogavero
                                     ____________________________


Attest:

/s/ Andrew M. Sinasky
______________________

                                   18

State of Connecticut
County of Hartford            ss:


         On the 1st day of August, 1996, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that [he] resides at 44 Stonegate, Farmington, CT 06032, that [he] is the Vice President, Corporate Finance of Aetna Services, Inc., one of the corporations described in and which executed the above instrument; that [he] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] signed [his] name thereto by like authority.



                                   /s/ Joanne R. Jensen
                                   _________________________
                                          Notary Public


State of Connecticut
County of Hartford                 ss:


         On the 1st day of August, 1996, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that [he] resides at 44 Stonegate, Farmington, CT 06032, that [he] is the Vice President, Corporate Finance of Aetna Inc., one of the corporations described in and which executed the above instrument; that [he] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] signed [his] name thereto by like authority.




                                   /s/ Joanne R. Jensen
                                   _________________________
                                          Notary Public


                                    19



Commonwealth of Massachusetts
County of Suffolk                  ss:


         On the 1st day of August, 1996, before me personally came James E. Mogavero, to me known, who, being by me duly sworn, did depose and say that [he] resides at 6 Adele Circle, Wakefield, MA 01880, that [he] is an Assistant Vice President of State Street Bank and Trust Company, one of the corporations described in and which executed the above instrument; that [he] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] signed [his] name thereto by like authority.




                                    s/ Laura L. Shepherd
                                   _______________________________
                                          Notary Public



                                    20
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